UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	MNI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2020, The McClatchy Company (the “Company”) entered into a Standstill Agreement dated that date (the “Agreement”) with the Pension Benefit Guaranty Corporation (the “PBGC”).  The Agreement relates to the Company’s qualified defined benefit pension plan (“Pension Plan”) and the minimum required payments due on January 15, 2020 (the “Payment Date”).

Pursuant to the Agreement, the PBGC has agreed not to exercise the remedies available to it despite the fact that the Company is not making its scheduled Pension Plan contribution on the Payment Date.  Under the Agreement, the PBGC has agreed to a forbearance period until February 18, 2020 (the “Forbearance Period”), unless terminated earlier, subject to customary terms and conditions. During the Forbearance Period, the Company continues to work towards a permanent solution under which the PBGC would assume the Company’s Pension Plan.

As previously indicated in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 29, 2019 filed with the Securities and Exchange Commission on November 13, 2019, there can be no assurance that the ongoing discussions with the PBGC will result in any relief or that such relief will occur on a timely basis or at all.

This summary of the Agreement is subject to and is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On January 15, 2020, the Company issued a press release providing an update on the Company’s efforts to seek   pension relief as well as a recapitalization of the Company’s balance sheet and outstanding debt obligations. No agreement has been reached with respect to the above discussions and discussions remain ongoing. However, there can be no assurance that the ongoing discussions with the Company’s debt holders will result in any restructuring transaction, that the Company will obtain any required stakeholder consent to consummate a restructuring transaction, or that the restructuring transaction will occur on a timely basis or at all.

A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Standstill Agreement dated January 14, 2020 by and between the Company and the Pension Benefit Guaranty Corporation.
99.1	Press release dated January 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 15, 2020		The McClatchy Company

	By:	/s/R. Elaine Lintecum
By: R. Elaine Lintecum Chief Financial Officer